Exhibit 24.1

FIRST FORTIS LIFE INSURANCE COMPANY

POWER OF ATTORNEY

The undersigned directors and officers of First Fortis Life Insurance Company, a New York corporation, hereby constitute and appoint Lance R. Wilson, Ranell M. Jacobson, Katherine Greenzang and Douglas R. Lowe, and each of them, the individual’s true and lawful attorneys-in-fact and agents, in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10K for the fiscal year ended December 31, 2004, to be filed by First Fortis Life Insurance Company, or any amendment to such report, and all other documents in connection therewith, and to file the same with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them full power and authority, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Lance R. Wilson Lance R. Wilson	President and Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Terry J. Kryshak Terry J. Kryshak	Sr. Vice President and Director

/s/ Ranell M. Jacobson Ranell M. Jacobson	Treasurer and Director (Principal Financial Officer)

/s/ Barbara R. Hege Barbara R. Hege	Assistant Treasurer and Director

/s/ Lesley G. Silvester Lesley G. Silvester	Director

First Fortis Life Insurance Company
Power of Attorney
Page Two

/s/ Allen R. Freedman Allen R. Freedman	Director

/s/ Clarence E. Galson Clarence E. Galston	Director

/s/ Dale Edward Gardner Dale Edward Gardner	Director

/s/ Esther L. Nelson Esther L. Nelson	Director